Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V84469-P46604 SILVACO GROUP, INC. 4701 PATRICK HENRY DRIVE, BLDG #23 SANTA CLARA, CA 95054 SILVACO GROUP, INC. 2026 Annual Meeting Vote by April 21, 2026 11:59 PM ET You invested in SILVACO GROUP, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on April 22, 2026. Vote Virtually at the Meeting* April 22, 2026 9:00 a.m. PDT Virtually at: www.virtualshareholdermeeting.com/SVCO2026 Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 8, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V84470-P46604 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. 1. Election of 7 Director Nominees Nominees: 1a. Cheemin Bo-Linn For 1b. Anita Ganti For 1c. Anthony Ngai For 1d. Katherine Ngai-Pesic For 1e. Iliya Pesic For 1f. Walden Rhines For 1g. Theodore L. Tewksbury For NOTE: Such other business as may properly come before the meeting or any adjournment thereof.